Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Omni Energy Services Corp. on Form S-8 of our report, dated March 12, 2004, appearing in the Annual Report on Form 10-K of Omni Energy Services Corp. for the year ended December 31, 2003. We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Fitts, Roberts & Co., P.C.

Houston, Texas
July 18, 2005